EXHIBIT 99(f)
CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
      We hereby consent to the inclusion of our opinion letter dated July 11, 2005 to the Board of Directors of Hudson United Bancorp (“Hudson United”) as Annex III to the Joint Proxy Statement/Prospectus relating to the proposed merger of Hudson United with and into TD Banknorth Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the reference to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ KEEFE, BRUYETTE & WOODS, INC.
September 12, 2005